Exhibit 10.1

EXECUTION COPY

MANUFACTURING AGREEMENT
(KEFLEX)

     This MANUFACTURING AGREEMENT (the “Manufacturing Agreement”) is entered into as of June 30, 2004 (the “Effective Date”), by and between Advancis Pharmaceutical Corporation (“Advancis”), a corporation organized and existing under the laws of the State of Delaware, and Eli Lilly and Company (“Lilly”), a corporation organized and existing under the laws of the State of Indiana. Advancis and Lilly are sometimes referred to herein individually as a “Party” and collectively as “Parties”.

RECITALS

     WHEREAS, Lilly and Advancis have entered into an Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”);

     WHEREAS, subject to the terms and conditions set forth in this Manufacturing Agreement, Advancis wishes to have Lilly manufacture and supply certain pharmaceutical products to Advancis; and

     WHEREAS, subject to the terms and conditions set forth in this Manufacturing Agreement, Lilly wishes to manufacture and supply such products for and to Advancis.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

     For purposes of this Manufacturing Agreement, the following terms will have the meanings set forth below:

1.1	Capitalized terms not otherwise defined herein will have the meaning given to them in the Asset Purchase Agreement.

1.2	“Asset Purchase Agreement” will have the meaning set forth in the first WHEREAS clause of this Manufacturing Agreement.

1.3	“Audit” means a review of facilities, processes, procedures and documents as described in Section 3.3 of this Manufacturing Agreement.

1.4	“cGMP” means current Good Manufacturing Practices pursuant to 21 C.F.R. §§11,210 211 et seq., as such may be amended from time to time.

1.5	“Contract Period” means the period beginning as of the Effective Date and ending on the date of expiration or termination of this Manufacturing Agreement pursuant to Article 8.

1.6	“Disputed Product” will have the meaning set forth in Section 5.3(b).

1.7	“Effective Date” will have the meaning set forth in the first paragraph of this Manufacturing Agreement.

1.8	“FDCA” means the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as may be amended from time to time, together with any rules and regulations promulgated thereunder.

1.9	“Forecast” will have the meaning set forth in Section 4.2.

1.10	“Initial Forecast” will have the meaning set forth in Section 4.2.

1.11	“Latent Defect” means a defect that causes the Product to fail to conform to the Specifications and that was not discoverable upon reasonable inspection and testing by Advancis at the time of receipt of the Product.

1.12	“Lilly Error” means any error due to the negligent performance, failure to perform or misconduct in the performance by Lilly or its officers, agents or employees of any obligation imposed upon or assigned to Lilly under this Manufacturing Agreement.

1.13	“Manufacturing Responsibility Document” or “MRD”, means an agreement between the Parties which sets forth additional written instructions regarding the manufacture and supply of Product. The MRD will be compiled and agreed upon by the Parties as soon as practicable after the Effective Date. In the event of conflict between the terms of the MRD on the one hand, and the terms of the Asset Purchase Agreement, this Manufacturing Agreement, or the Quality Agreement, on the other hand, the terms of the Asset Purchase Agreement, Manufacturing Agreement or Quality Agreement, as applicable, will govern.

1.14	“Manufacturing Sites” will have the meaning set forth in Section 2.2.

1.15	“NDA” means the United States New Drug Application 50-405 for Keflex, oral capsules and all other submissions, supplements or amendments as of the Effective Date pertaining thereto.

1.16	“Party” or “Parties” will have the meaning set forth in the first paragraph of this Manufacturing Agreement.

1.17	“Product” means only the presentations of finished cephalexin pharmaceutical product set forth in Schedule 1.17 attached hereto marketed under the Assigned Trademarks in the United States.

1.18	“Purchase Prices” will have the meaning set forth in Section 2.2.

1.19	"Quality Agreement” means an agreement between the Parties which describes certain quality and regulatory responsibilities relating to the manufacture and release for sale of the Product by Lilly to Advancis. The Quality Agreement will be compiled and agreed upon by the Parties as soon as practicable after the Effective Date. The Quality Agreement will be subject to and not inconsistent with the terms of this Manufacturing Agreement and the Asset Purchase Agreement, and in the event of conflict between terms of this Manufacturing Agreement or the Asset Purchase Agreement, as applicable, on one hand, and the Quality Agreement on the other, this Manufacturing Agreement or the Asset Purchase Agreement, as applicable, will govern. Sections of the Quality Agreement may be modified from time to time through the issuance of a revised section signed on behalf of each of the Parties by an authorized representative incorporating the modification and stating the effective date and revision number of the modification; provided, however, that no such modification will be inconsistent with the terms of this Manufacturing Agreement and the Asset Purchase Agreement, and in the event of conflict between such modifications, on the one hand, and this Manufacturing Agreement or the Asset Purchase Agreement, on the other, this Manufacturing Agreement or the Asset Purchase Agreement, as applicable, will govern. A reference to “MRD/Quality Agreement” in this Manufacturing Agreement will mean the MRD and/or Quality Agreement as the context requires.

1.20	“Specifications” means the specifications for manufacturing and packaging the Product as set forth in the NDA and in Schedule 1.20 attached hereto.

1.21	“Supply Team” will have the meaning set forth in Section 10.1.

1.22	“Territory” means the fifty (50) states and the District of Columbia constituting the United States of America, including Puerto Rico.

1.23	“Transition Period” means the period of time from [***] during which Lilly is providing transition services to Advancis pursuant to the Transition Services Agreement.

ARTICLE 2
PAYMENTS; PURCHASE AND PRICE OF PRODUCT;
CERTAIN TRANSITION MATTERS

2.1	Purchases During Transition Period.

          (a) During the Transition Period, Advancis will purchase and Lilly will sell to Advancis Inventory for distribution and sale in Territory at the times and in the amounts set forth in the Transition Services Agreement.

          (b) On [***], Advancis will purchase and Lilly will sell to Advancis all remaining amounts of Inventory not previously sold to Advancis pursuant to subparagraph (a) above.

          (c) The quantity of Product comprising the Inventory will be applied towards Lilly’s maximum supply obligations set forth in Sections 4.1 and 4.3. Lilly will have no obligation to re-label or over-label the Inventory. Advancis will not re-label or over-label any Inventory without the prior written consent of Lilly, which consent will not be unreasonably withheld. Advancis shall purchase the Inventory at the Purchase Price as defined in Section 2.2 below. For quantities purchased during the Transition Period, payment shall be made in accordance with the Transition Services Agreement. At any time within 30 days following [***], representatives of Advancis shall have the right to physically inspect the Inventory purchased pursuant to subparagraph (b) above. To the extent that a variance exists between the quantity of Product purported to be sold to Advancis and the actual quantity shown by the inspection, the Parties agree to reconcile the difference within 30 days of Advancis providing notice to Lilly of such variance. The Parties shall mutually agree upon the procedures to be followed in any such inspection.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.2	Purchases Following Transition Period.

          (a) As of the end of the Transition Period and during the term of this Manufacturing Agreement, subject to the terms of this Manufacturing Agreement, Lilly will manufacture and supply Product (in addition to the Inventory) for and to Advancis during the Contract Period and Advancis will purchase from Lilly, Product for resale in the Territory during the Contract Period. Advancis will pay the purchase prices for Product set forth on Schedule 2.2A attached hereto (the “Purchase Prices”). The Purchase Prices include all applicable freight and insurance expenses in order for the Product to be shipped in compliance with Section 4.5. The expiration date with respect to all Product purchased by Advancis pursuant to this Section 2.2 will be no earlier than [***] from the date of shipment from Lilly to Advancis. Lilly will have no obligation to manufacture or package Product for Advancis in any presentation not set forth in Schedule 1.17. Schedule 2.2B lists Lilly’s and its Affiliates’ sites where Product will be manufactured (the “Manufacturing Sites”). Lilly may change from which Manufacturing Site it supplies at its sole discretion, so long as all Manufacturing Sites are NDA registered and FDA approved for the Product and provided that any change in Manufacturing Site does not create any delay in Lilly performing its obligations under this Manufacturing Agreement. Lilly shall provide Advancis with prior written notice of any change in Manufacturing Sites.

          (b) Not later than [***], Advancis shall notify Lilly in writing whether Advancis desires Lilly to mount one final manufacturing campaign prior to the end of the Contract Period such that Advancis has Product supply for resale following the end of the Contract Period. Subject to the Purchase Maximums provided in Section 4.1 such notice shall specify the quantity of Product that Advancis desires to purchase. Lilly will use its commercially reasonable efforts to produce such Product prior to the expiration of the Contract Period, and Advancis shall purchase such Product at the Purchase Prices set forth in Schedule 2.2A.

          (c) Lilly acknowledges and agrees that Advancis is not obligated to purchase any United States labeled Product in Lilly’s possession which is not included in the Inventory (the “Excess Product”). Lilly shall either destroy the Excess

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Product or donate the Excess Product to recognized charitable relief organizations (which may be based in the United States) for use outside the United States. The foregoing sentence shall not apply to the Lilly Finished Product Health Service Supplies.

2.3	Terms of Payment. Advancis agrees to pay all invoices within sixty (60) days from the date of the applicable invoice, provided that all invoices are dated the date of shipment of applicable Product. All payments to Lilly will be made by Federal Reserve wire transfer to an account previously designated in writing by Lilly. All payments made under this Manufacturing Agreement will be made in United States currency. Any payments not made when due shall be subject to interest as provided in Section 2.4 of the Asset Purchase Agreement.

2.4	Extension of Credit. Advancis acknowledges that Lilly will establish a credit line for Advancis to facilitate its purchases of the Product on the terms set forth in Section 2.3 and that Lilly may periodically review and adjust this credit line as it deems appropriate. In consideration for providing this credit line, Advancis agrees to provide Lilly, upon request, the financial information reasonably necessary for Lilly to perform credit reviews; provided, however, that if Advancis does not provide such information, or if Lilly’s analysis of that information does not meet Lilly’s standard credit approval guidelines, then Lilly will have the right to ask for cash in advance of shipment should Advancis experience a condition of insolvency, or if notice of intent to terminate has been issued pursuant to Section 8.2 of this Manufacturing Agreement.

2.5	Transition Services Agreement. Simultaneously herewith, the Parties shall execute and deliver the Transition Services Agreement pursuant to which, among other things, Lilly will provide warehousing, distribution and other transition services to Advancis, including sales and accounts receivable functions. During the term of the Transition Services Agreement, to the extent that any provision of this Manufacturing Agreement conflicts with the Transition Services Agreement, the Transition Services Agreement shall apply.

2.6	No Excuse. Notwithstanding any provision of this Manufacturing Agreement to the contrary, Advancis will not be excused from or relieved of its obligations to pay the amounts described in this Article 2 by any claimed or actual event of force majeure, commercial or other impracticability or impossibility, or frustration of essential purpose.

ARTICLE 3
MANUFACTURING AND QUALITY

3.1	Manufacturing. Lilly will manufacture, package, label, test, prepare for shipment and ship Product to Advancis from Lilly’s facilities, or the facilities of a Third Person under subcontract with Lilly, at the times and in the quantities set forth by Advancis in a purchase order pursuant to Section 4.3, subject, however, to the quantity restrictions set forth in Sections 4.1 and 4.2. Each shipment of Product: (i) will have been manufactured in accordance with cGMP in effect at the time of manufacture, (ii) will not be adulterated or misbranded by Lilly within the meaning of the FDCA, (iii) will not have been manufactured, sold or shipped in violation of any Applicable Laws in any material respect, and (iv) upon delivery to Advancis, FOB a common carrier located in the United States designated by Advancis, will convey good title to such Product to Advancis and such conveyance will be free and clear of any Encumbrance other than Encumbrances created by Advancis. Lilly will provide to Advancis with each shipment of Product appropriate documentation, to be mutually agreed upon by the Parties, confirming that the Product meets the Specifications then in effect, including a certificate of analysis and Lilly’s standard release documents

3.2	Modifications.

          (a) Advancis will inform Lilly in writing as soon as reasonably practical of any proposed modification to the Specifications or analytical requirements (“Modification”). For the purpose of this Section 3.2, the term Modification shall not include any proposed change to the Specifications that relates solely to the identification of the Parties, their respective trade names and trademarks or Third Person manufacturers, packers or distributors on the Current Labeling or the New Labeling (as such terms are defined in Article 5); such changes shall be governed solely by Article 5.

          (b) If Lilly is willing and able to make a Modification, Lilly will inform Advancis in writing of the amount of any additional costs and expenses (including capital expenditures, regulatory and any other costs) Lilly would actually incur due to the Modification. If Advancis elects to adopt the Modification, Advancis will promptly reimburse Lilly for any required capital expenditures, regulatory and other costs associated with the Modification and the Purchase Price will be increased to reflect any increase in on-going Product manufacturing costs resulting from the Modification (exclusive of any indirect costs associated with capital expenditures actually paid for by Advancis). Any assets acquired by Lilly on Advancis’ behalf pursuant to this Section 3.2 and paid for by Advancis will be maintained by Lilly in the normal course of business and, to the extent severable from Lilly’s facility without unreasonable damage or unreasonable disruption to such facility, returned to Advancis as soon as practicable after the termination or expiration of this Manufacturing Agreement. Advancis will also promptly pay for any additional analytical tests or any other additional requirements resulting from such Modifications. If Lilly is unable or unwilling to comply with a proposed Modification or if Advancis is unwilling to pay Lilly’s costs to implement a Modification or the increase in Purchase Price associated therewith, then Advancis will withdraw the proposed Modification and the Specifications will remain in full force and effect.

          (c) Lilly will follow the above-described procedure, including the payment of any capital expenditures, regulatory and other costs, if it proposes a Modification. Lilly will not implement any Modification (other than with respect to minor changes to secondary packaging not otherwise prohibited under Section 5.1) without Advancis’ prior written consent, which consent will not be unreasonably withheld. Either Party will notify the other as soon as practical of any Modifications that are required by Applicable Law and that could have an impact on such Party’s performance of this Manufacturing

Agreement. Any such Modifications will be deemed (and treated as) Modifications proposed by Advancis under this Section 3.2; provided, however, that if Advancis is not willing to pay for such Modification that is required by Applicable Laws as described in this Section 3.2 or Lilly is unable to implement such Modification that is required by Applicable Laws after exercising commercially reasonable efforts, either Party may terminate this Manufacturing Agreement as of the earlier of (i) the date Applicable Laws require the implementation of such Modification that is required by Applicable Laws, or (ii) thirty (30) days after written notice from one Party to the other. Every proposed Modification will be treated separately. Notwithstanding the foregoing, Lilly shall not have the right to terminate this Manufacturing Agreement pursuant to this Section 3.2 if Advancis is unwilling to pay the additional costs associated with any Modification proposed by Lilly, other than Modifications that are required for regulatory reasons or otherwise reasonably necessary for Lilly to continue to manufacture Product in a commercially reasonable manner.

          (d) In no event will Lilly be required to make (or not to make) a Modification that is prohibited (or required) by applicable regulations or regulatory authorities. Advancis will have sole responsibility for obtaining any and all necessary regulatory approvals from the FDA for Modifications and for reporting any Modifications to the FDA as appropriate.

          (e) Lilly represents and warrants that as of the Effective Date it has no present intent to make any material Modifications for any reason, including any anticipated change in Applicable Laws. Lilly shall indemnify Advancis in accordance with Section 11 for any breach of this representation and warranty.

3.3	Quality Control and Assurance; cGMP Audit.

          (a) Quality Control and Assurance. Lilly will manufacture the Product in compliance with the Specifications. Lilly will perform quality control and quality assurance testing on the Product to be delivered to Advancis hereunder in accordance with the Specifications, cGMP and the MRD/Quality Agreement.

          (b) Access to Lilly Facilities by Advancis Representatives. Upon no less than fifteen (15) days’ written notice to Lilly and no more than one time during the Contract

Period, Lilly will permit Advancis to conduct an Audit of Lilly’s facilities related to the Product during regular business hours for the purpose of making quality control inspections to assure cGMP compliance of the facilities used in the manufacturing, receiving, sampling, analyzing, storing, handling, packaging and shipping of Product, including, but not limited to, in the receipt, storage and issuance of raw materials, labeling and packaging components, and ingredients thereof. Notwithstanding the immediately preceding sentence, in the event of either (i) a rejection of Product by Advancis pursuant to Section 5.3, because of a failure to meet Specifications (ii) a change in Manufacturing Site pursuant to Section 2.2(a), or (iii) a negative regulatory inspection that could impact Product quantity or supply of Product to Advancis, then Advancis will have the right to conduct one additional Audit under the provisions of this Section 3.3(b) during the Contract Period. Lilly shall notify Advancis immediately after a negative regulatory inspection that could impact Product quality or supply of product to Advancis. Any Advancis representatives will be advised of the confidentiality obligations of Article 9 below, and will follow such security and facility access procedures as are reasonably designated by Lilly.

          Lilly may require that at all times the Advancis representatives be accompanied by a Lilly representative and that the Advancis representatives not enter areas of the facility used in production of the Product at times other than when the production of Product is occurring to assure protection of Lilly or Third Person confidential information. Lilly will provide Advancis with a written response to any written Audit observations provided by Advancis as soon as reasonably practicable, but in any event no later than forty-five (45) days of Lilly’s receipt thereof, provided, however, that Lilly will have no obligation to further act upon such Audit, but will consider the Audit in good faith.

          (c) Safety Procedures. Lilly will have responsibility for developing, adopting and enforcing safety procedures for the handling and production of Product by Lilly and the handling and disposal of all waste relating thereto. Such responsibilities will terminate as to Product upon delivery thereof to Advancis’ common carrier.

          (d) Access to Advancis Facilities by Lilly Representatives. Upon no less than fifteen (15) days’ written notice to Advancis and no more than one time during the Contract Period, Advancis will permit Lilly to conduct an Audit of the specific Advancis’

facilities used in the receiving, sampling, analyzing, storing, handling, packaging and shipping of Product during regular business hours for the purpose of making quality control inspections to assure cGMP compliance. Notwithstanding the immediately preceding sentence, in the event of a rejection of Product by Advancis pursuant to Section 5.3, below, because of a failure to meet Specifications, then Lilly will have an additional right to conduct an Audit under the provisions of this Section 3.3. Any Lilly representatives will be advised of the confidentiality obligations of Article 9 below, and will follow such security and facility access procedures as are reasonably designed by Advancis. Advancis may require that at all times the Lilly representatives be accompanied by an Advancis representative and that the Lilly representatives not enter areas of the facility unrelated to the Product. Advancis will provide Lilly with a written response to any written Audit observations provided by Lilly within forty-five (45) days of Advancis’ receipt thereof; provided, however, that Advancis will have no obligation to further act upon such Audit, but will consider the Audit in good faith.

3.4	Records and Accounting by Lilly. Lilly will, with respect to each lot of Product produced by it hereunder, for the longer of (i) any period required by Applicable Laws, or (ii) a period of one (1) year after the expiry of the expiration dating of such lot, keep accurate records of the manufacture and testing of the Product produced by it hereunder, including, without limitation, all such records which are required under Applicable Laws. Access to such records will be made available by Lilly to Advancis during normal business hours upon Advancis’ reasonable written request.

3.5	Bulk Active Pharmaceutical Ingredient. Lilly currently obtains bulk active pharmaceutical ingredient (“API”) used in Lilly’s manufacture of Product from [***]. Lilly will acquire, at its own cost and expense, the API in such quantities as are necessary to enable Lilly to manufacture and supply the desired quantities of the Product during the Contract Period. Lilly will perform all quality control procedures with respect to the API in accordance with the Specifications. Lilly will use its commercially reasonable efforts to secure an adequate supply of API from [***], or if practicable, an alternative supplier, but shall have no liability for any failure to perform by [***] or any alternative supplier. Lilly

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

shall also use its commercially reasonable efforts to cause [***] or any alternative supplier to cooperate with Advancis in connection with matters related to this Manufacturing Agreement, including granting Advancis the right to inspect [***] facilities.

ARTICLE 4
PURCHASE OF PRODUCT; FORECASTS

4.1	Maximum Purchase Amounts. Lilly will not be required to supply Advancis with more than the maximum quantities of Product specified in Schedule 4.1 during the Contract Period (the “Purchase Maximum”). In the event Advancis requests Product in excess of the Purchase Maximum, Lilly agrees to discuss in good faith supplying Advancis with such quantities, but will have no obligation to so provide Advancis with such quantities. For purposes of this Manufacturing Agreement, Lilly will be deemed to have “supplied” Product to Advancis on the date that Lilly has delivered Product to Advancis in accordance with Section 4.5, below.

4.2	Forecasts.

          (a) In addition to the notice provided in Section 2.2(b), within forty-five days following the Effective Date (the “Initial Forecast”) and on or before the first day of each Calendar Quarter thereafter, Advancis will provide to Lilly Advancis’ estimate of the total quantity of Product to be delivered for the following Calendar Quarter and the remaining Calendar Quarters of the Contract Period, broken down into calendar months (each a “Forecast”). For each of the first three (3) Calendar Quarters of the Initial Forecast (Q3’04, Q4’04, Q1’05), (i) Advancis will be obligated to purchase [***] of the quantities of Product forecasted pursuant to purchase orders submitted by Advancis to Lilly, and (ii) Lilly will, be obligated to supply Advancis with quantity ordered by Advancis unless the quantity exceeds [***] of the quantities of Product forecasted. Thereafter, for each remaining Calendar Quarter, Advancis will be obligated to purchase [***] of the quantities of Product forecasted for such Calendar Quarter in the Forecast in which such Calendar Quarter was the third (3rd) Calendar Quarter of the Forecast, and

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Lilly will be obligated to supply Advancis with quantity ordered by Advancis unless the quantity exceeds [***] of the quantities of Product forecasted for such Calendar Quarter in the Forecast in which such Calendar Quarter was the third (3rd) Calendar Quarter of the Forecast. Except as otherwise set forth in this Section 4.2 or elsewhere in this Manufacturing Agreement, the Parties agree that the Forecasts will be for general planning purposes only, and will not be binding on Lilly or Advancis. The provisions of this Section 4.2(a) are subject to the maximum purchase obligations in Section 4.1.

          (b) Unique and Unused Components or Materials. Reasonable quantities of unique components, or materials that are used in the manufacture of the Product, will be purchased by Lilly in reliance by Lilly on the Initial Forecast and each Forecast. If Advancis thereafter requests any change to the quantities previously forecasted for a Calendar Quarter in a Forecast that causes any obsolescence of any such unique components or materials purchased by Lilly, Advancis will be responsible to Lilly for the reasonable and direct costs and expenses actually incurred associated with said components or materials (including, but not limited to, any costs related to returning such components or material to the vendor or otherwise disposing thereof).

4.3	Purchase Orders. Advancis will purchase Product solely by written purchase orders, which purchase orders must be consistent with the quantity restrictions set forth in Sections 2.2, 4.1 and 4.2. Such purchase orders must be for minimum order quantities of Product as identified in Schedule 4.3A attached hereto. Advancis may not order Product such that a lot is split into more than [***] different package sizes. Each purchase order will be governed by the terms of this Manufacturing Agreement, the Asset Purchase Agreement and the MRD/Quality Agreement, and no terms or conditions of Advancis purchase orders, Lilly’s acknowledgement forms, or any other forms will be applicable except those specifying quantity ordered (subject to the quantity restrictions), shipment locations and invoice information. Advancis will submit each such written purchase order to Lilly at least [***] in advance of the date specified in each purchase order by which delivery of the Product is required. Each purchase order will include quantity, delivery date and such other information as reasonably necessary to place a purchase

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

•	order. Notwithstanding the foregoing, Lilly will use commercially reasonable efforts, but will not be obligated, to meet any request of Advancis for delivery of Product in less than [***], and further, Lilly will attempt, but will not be obligated, to accommodate any changes requested by Advancis in delivery schedules for Product following Lilly’s receipt of purchase orders from Advancis; provided, however, that Lilly may add to the Purchase Price Lilly’s incremental increase in the cost of such Product incurred by Lilly in accommodating Advancis’ requests pursuant to this sentence. Upon receipt and acceptance of each purchase order by Lilly hereunder, Lilly will supply the Product in such quantities (with any variances permitted hereunder) and will use commercially reasonable efforts to deliver such Product to Advancis on the delivery dates specified in such purchase order, unless otherwise mutually agreed to in writing by the Parties. Delivery by Lilly of greater than [***] of the quantity ordered will be accepted by Advancis in full satisfaction of the quantity ordered in such purchase order; provided, however, that Advancis will only be invoiced and required to pay for the quantities that Lilly actually delivers to Advancis. Only such quantities that are actually received by Advancis will be applied to the Purchase Maximum.

4.4	Transfer of Manufacturing Responsibilities.

          (a) Technical Assistance. In order to facilitate the transfer of Product manufacturing responsibilities from Lilly to Advancis or a Third Person designated by Advancis, upon the request of Advancis, and only upon such request, Lilly shall provide up to [***] of technical assistance to Advancis or its Third Person designee during the Contract Period at no cost to Advancis other than the expenses described in Section 4.4(b) (the “Technical Assistance”). The Technical Assistance shall consist of the provision by Lilly of direct, person-to-person, expert assistance in transferring and explaining the Product-specific manufacturing and testing know-how. Lilly also shall provide to Advancis or its Third Person designee, upon the request of Advancis, and only upon such request, such documentation as is reasonably necessary to transfer the Product manufacturing responsibilities to Advancis or its Third Person designee. The time necessary for Lilly to provide such documentation shall be counted against the above-

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

referenced [***]. Travel time not exceeding an aggregate of [***] shall not be counted against the above-referenced [***].

          (b) Reimbursement. Advancis agrees to pay Lilly promptly all reasonable travel, room and board expenses incurred by Lilly personnel in providing the Technical Assistance. Lilly will invoice Advancis on a monthly basis for such reasonable expenses associated with the Technical Assistance incurred during the previous calendar month. Advancis will pay such invoices in accordance with Section 2.3, except that Advancis will not pay such invoices by wire transfer if so instructed by Lilly not to do so.

4.5	Shipment of Product. Shipment of Product will be to not more than [***] distribution centers previously designated by Advancis. Lilly will select and pay the carrier. Product will be shipped from Lilly’s loading dock, freight class, Class 70 (Class of Commodity for Food and Pharmaceutical Product) or as may otherwise be required pursuant to Applicable Laws. Title and risk of loss or damage to the Product will remain with Lilly until the Product has passed through United States customs and to the loading dock of a common carrier located in the United States designated by Advancis, at which time title to the Product will rest in, and risk of loss or damage to the Product will pass to, Advancis. For Product already located in the United States at the time of purchase and not required to pass through United States customs, title and risk of loss will pass at Lilly’s loading dock and Advancis shall be responsible for the costs of shipment and insurance from Lilly’s loading dock to the Advancis distribution center. For avoidance of any doubt, Lilly acknowledges that it will not make direct shipments to final customers. The common carrier designated by Advancis shall be reasonably satisfactory to Lilly.

ARTICLE 5
LABELING; TRADE DRESS; NON-CONFORMING PRODUCT

5.1	Labeling, Trade Dress and Packaging.

          (a) Lilly will label, prepare and pack for shipment the Product (including the Inventory) in compliance with the NDA and cGMP and in accordance with the MRD/Quality Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (b) Lilly will label and package all Product with the labels, packaging, inserts and related materials used by Lilly as of the Effective Date (the “Current Labeling”) until the New Labeling has been provided to Lilly by Advancis and has been implemented by Lilly pursuant to Section 5.1(c). Lilly shall not make any material change to the Current Labeling or the New Labeling (as applicable) or the branding of the Product itself (including, without limitation, changes to the use and appearance of trademarks, trade names and trade dress) and shall not over-label the Current Labeling or New Labeling (as applicable) without the prior written consent of Advancis.

          (c) Advancis may modify the Current Labeling to reflect, among other things, changes in usage of the respective trade names and trade marks of the Parties and any Third Person manufacturers, packer or distributors or to otherwise create new or revised packaging, labeling, inserts or related materials for use in connection with the Products (the “New Labeling”). Advancis, at its expense, will provide Lilly with an electronic graphics file for any New Labeling and for any subsequent changes thereto. Lilly shall use its commercially reasonable efforts to implement any New Labeling and any subsequent changes thereto upon request by Advancis, after all applicable regulatory requirements with respect thereto have been met, and in accordance with the provisions to be set forth in the MRD/Quality Agreement, at such subsequent date to be determined by Advancis at its sole discretion. Lilly will have no obligation to re-label or over-label any Product packaged prior to the implementation of the New Labeling. Advancis shall use its commercially reasonable efforts to convert to New Labeling not including the Lilly or Dista names as soon as possible.

          (d) The New Labeling and all changes thereto will be made in accordance with the procedures set forth in the MRD. Advancis will reimburse Lilly for any direct costs incurred by Lilly in order to implement the New Labeling and for any subsequent packaging and labeling change work required or otherwise requested by Advancis hereunder, including without limitation, commercially reasonable costs associated with the destruction of printed components rendered obsolete as a result of changes requested by Advancis.

          (e) Lilly hereby grants to Advancis, for no additional consideration, a non-exclusive license to use the trademarks and/or trade names “Lilly” and “Dista” owned by

Lilly that are included in the Current Labeling solely in connection with the Current Labeling, and the marketing, sale and promotion of Product delivered by Lilly hereunder under the Current Labeling, until such time as New Labeling is adopted eliminating use of such trademarks and/or trade names. The foregoing license will terminate upon Advancis’ final sale of all of such Product, including saleable returned Product.

          (f) The Parties acknowledge and agree that Lilly’s use of the Assigned Trademarks and Assigned Trade Dress (collectively the “Trademarks”) hereunder shall be for the sole purpose of its fulfillment obligations for the manufacture and supply of Product on behalf of Advancis and that such use of the Trademarks shall be in compliance with the strict quality control standards set forth herein. Lilly has no licensed right to use the Trademarks in the Territory without the written authority of Advancis. Prior to implementation of the New Labeling, Lilly shall use the Trademarks consistently and accurately, in the manner and form used by Lilly in connection with the Current Labeling and Product as of the Effective Date. With respect to the New Labeling and any subsequent changes thereto, Lilly shall use the Trademarks consistently and accurately, in the manner and form designated by Advancis.

5.2	Lot Numbering. Lilly’s lot numbers will be affixed on the containers for the Product and on each shipping carton in accordance with Applicable Laws.

5.3	Testing and Rejection of Delivered Product.

          (a) Non-Conforming Product. Advancis will be entitled, at its cost and expense and using the test methods set forth in the NDA, to test any and all Product delivered to it hereunder to determine whether such Product complies with the Specifications and the labeling requirements of Section 5.1. Advancis will use validated methods to test Product. Advancis will notify Lilly in writing promptly, and in any event not later than [***] after receipt thereof at an Advancis distribution center if it rejects any Product delivered to it because such Product failed to meet the Specifications. If Advancis rejects any such Product Lilly and Advancis will conduct a joint investigation to determine the cause. Lilly shall have the right, at its request and at its expense, the opportunity to conduct its own tests on such rejected Product. Product not rejected within

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the [***] period will be deemed accepted and will constitute a waiver of any claims Advancis may have against Lilly with respect to payment for such shipment subject, however, to Advancis’ right to reject any Product for Latent Defects discovered by Advancis and promptly reported to Lilly after such stipulated period has expired. Lilly will use commercially reasonable efforts to replace any properly rejected Product with Product which meets the Specifications within a commercially reasonable time and will deliver such replacement Product, at Lilly’s sole cost and expense, to Advancis. In addition, Lilly will, at Lilly’s sole cost and expense, arrange for all such rejected Product to be picked up promptly and, where applicable, destroyed in accordance with all Applicable Laws. Advancis will have no responsibility to Lilly for the Purchase Price of such nonconforming Product but will pay Lilly the Purchase Price for the replacement Product in accordance with Section 2.3; provided, however, that to the extent Advancis previously paid for Product it properly rejected in accordance with this Section 5.3(a), Advancis will receive a credit against the Purchase Price for replacement Product. Product properly rejected in accordance with this Section 5.3(a) will not be applied to the applicable Purchase Maximums, or the purchase obligation set forth in Section 2.2, but replacement Product will be so applied.

          (b) Disputed Product. Notwithstanding Section 5.3(a), if following the joint investigation contemplated by Section 5.3(a), Advancis and Lilly disagree on whether any Product rejected by Advancis pursuant to subsection (a), above, complies with the Specifications or on the methods for or results of testing of any of such rejected Product, an independent laboratory which is acceptable to both Parties will test the Product in dispute (“Disputed Product”) using the test methods set forth in the NDA, and any other applicable cGMP test method used by Lilly at the time the Disputed Product was manufactured, which tests will be validated by such laboratory independently. If such laboratory finds that the Disputed Product meets the Specifications, Advancis will pay the fees of such laboratory related to such testing and will promptly pay for the Disputed Product. If such laboratory finds that the Disputed Product fails to meet the Specifications, Lilly will pay the fees of such laboratory related to such testing and will promptly replace the Disputed Product in accordance with the preceding subsection (a).

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Both Parties hereby agree to accept and be bound by the findings of such independent laboratory.

ARTICLE 6
ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LILLY

Lilly hereby represents and warrants to Advancis that, as of the date hereof:

6.1	Organization and Standing. Lilly is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana.

6.2	Powers and Authority. Lilly has all requisite corporate power and authority to execute, deliver, and perform this Manufacturing Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and thereto and to consummate the transactions contemplated herein and therein.

6.3	Corporate Action; Binding Effect. Lilly has duly and properly taken all action required by law, its organizational documents, or otherwise, to authorize the execution, delivery, and performance of this Manufacturing Agreement and the other instruments to be executed and delivered by it pursuant hereto and thereto and the consummation of the transactions contemplated hereby and thereby. This Manufacturing Agreement has been duly executed and delivered by Lilly and constitutes, and the other instruments contemplated hereby when duly executed and delivered by Lilly will constitute legal, valid, and binding obligations of Lilly enforceable against it in accordance with its respective terms, except as enforcement may be affected by bankruptcy, insolvency, or other similar laws.

6.4	Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority or any other Third Person is required in connection with the execution, delivery and performance of this Manufacturing Agreement, or any agreement or instrument contemplated by this

Manufacturing Agreement, by Lilly or the performance by Lilly of its obligations contemplated hereby and thereby.

6.5	Brokerage. No broker, finder or similar agent has been employed by or on behalf of Lilly, and no Person with which Lilly has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation, in connection with this Manufacturing Agreement or the transactions contemplated hereby.

6.6	Product Specifications. All of the Inventory purchased by Advancis pursuant to Section 2.1 and all other Product delivered by Lilly to Advancis hereunder will at the time it is delivered: (i) conform to the Specifications then in effect, (ii) will have been manufactured in accordance with cGMP in effect at the time of manufacture, (iii) will not be adulterated or misbranded within the meaning of the FDCA or any equivalent local legislation, (iv) will not have been manufactured, sold or shipped in violation of any Applicable Laws in any material respect, and (v) upon delivery to Advancis, FOB a common carrier located in the United States designated by Advancis, will convey good title to such Product to Advancis and such conveyance will be free and clear of any Encumbrance other than any Encumbrance created by Advancis or any of its Affiliates.

6.7	Not Debarred. Lilly and its employees are not debarred and has not and will not use in any capacity the services of any Person debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, Lilly will immediately notify Advancis of such fact.

6.8	Applicable Laws. Lilly will comply with all Applicable Laws relating to its manufacture of the Product.

6.9	Implied Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 6 , LILLY MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND LILLY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR

STATUTORY WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND WARRANTY OF NONINFRINGEMENT. Without limiting the foregoing, Advancis acknowledges that it has not and is not relying upon any implied warranty of merchantability, fitness for a particular purpose, non-infringement, or upon any representation or warranty whatsoever as to the prospects (financial, regulatory or otherwise) or the likelihood of commercial success of the Product after the date of this Manufacturing Agreement.

6.10	API Suppliers. Lilly knows of no reason that [***] or an alternative supplier would fail or be unable to provide the API in such quantities as are necessary to enable Lilly to manufacture and supply the Maximum Purchase Amount of Product during the Contract Period.

6.11	Lilly’s Employee Health Services. The amount of Lilly Finished Product Health Services Supplies is de minimis and under no circumstances will be resold or refilled except by purchase from Advancis. This shall not prohibit purchase of generic equivalents.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF ADVANCIS

Advancis represents and warrants to Lilly that, as of the date hereof:

7.1	Organizations and Standing. Advancis is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

7.2	Power and Authority. Advancis has all requisite corporate power and authority to execute, deliver, and perform this Manufacturing Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and thereto and to consummate the transactions contemplated herein and therein.

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7.3	Corporate Action; Binding Effect. Advancis has duly and properly taken all action required by law, its organizational documents, or otherwise, to authorize the execution, delivery, and performance of this Manufacturing Agreement and the other instruments to be executed and delivered by it pursuant hereto and thereto and the consummation of the transactions contemplated hereby and thereby. This Manufacturing Agreement has been duly executed and delivered by Advancis and constitutes, and the other instruments contemplated hereby when duly executed and delivered by Advancis will constitute legal, valid, and binding obligations of Advancis enforceable against it in accordance with its respective terms, except as enforcement may be affected by bankruptcy, insolvency, or other similar laws.

7.4	Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority or any other Third Person is required in connection with the execution, delivery and performance of this Manufacturing Agreement, or any agreement or instrument contemplated by this Manufacturing Agreement, by Advancis or the performance by Advancis of its obligations contemplated hereby and thereby.

7.5	Brokerage. No broker, finder or similar agent has been employed by or on behalf of Advancis, and no Person with which Advancis has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation, in connection with this Manufacturing Agreement or the transactions contemplated hereby.

7.6	Not Debarred. Advancis is not debarred and has not and will not use in any capacity the services of any Person debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, Advancis will immediately notify Lilly of such fact.

7.7	Applicable Laws. Advancis will comply with Applicable Laws relating to its distributing, marketing, promoting and selling of the Product.

7.8	Sale of Short Dated Product. Advancis shall not sell any Product which, at the time of such sale, does not have remaining expiration dating of at least six (6) months.

ARTICLE 8
TERM OF MANUFACTURING AGREEMENT; TERMINATION

8.1	Term of Manufacturing Agreement. Unless sooner terminated in accordance with this Article 8, this Manufacturing Agreement will take effect and commence on the Effective Date and continue in effect for a term that will expire on [***].

8.2	Termination. In addition to termination by expiration under Section 8.1, above, the Parties will have the right to terminate this Manufacturing Agreement as follows:

          (a) Either Party may terminate this Manufacturing Agreement because of a material breach or material default of this Manufacturing Agreement by the other Party as follows: The terminating Party will give the other Party prior written notice thereof, specifying in reasonable detail the alleged material breach or material default, and if such alleged material breach or material default continues unremedied for a period of thirty (30) days with respect to monetary breaches or defaults or forty-five (45) days with respect to non-monetary breaches or defaults after the date of receipt of the notification, then such terminating Party may immediately terminate this Manufacturing Agreement by again providing written notification to the defaulting Party. Except as otherwise provided in the Asset Purchase Agreement, this Section 8.2(a) will not be exclusive and will not be in lieu of any other remedies available to a Party hereto for any breach or default hereunder on the part of the other Party.

          (b) Either Party may immediately terminate this Manufacturing Agreement by providing written notice to the other Party if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, or a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by the other Party, or an involuntary petition

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for relief under the United States Bankruptcy Code is filed in a court of competent jurisdiction against the other Party which is not dismissed within thirty (30) days of its filing, or the other Party makes or executes any assignment for the benefit of creditors.

          (c) Advancis may terminate this Manufacturing Agreement upon thirty (30) days written notice to Lilly, in the event that Advancis has identified and entered into a manufacturing agreement with a third party whereby such third party agrees to manufacture and supply Product to Advancis.

8.3	Effect of Termination. Upon termination of this Manufacturing Agreement for any reason (whether due to breach of either Party, expiration pursuant to Section 8.1 or otherwise), Lilly will furnish to Advancis a complete inventory of all work in process for the manufacture of the Product and an inventory of all finished Product. Unless otherwise agreed to between the Parties, all stock on hand as of the effective date of termination of this Manufacturing Agreement will be dealt with promptly as follows:

          (a) Product manufactured and packaged pursuant to purchase orders received from Advancis and accepted by Lilly will be delivered by Lilly to Advancis, whereupon Advancis will pay Lilly therefore in accordance with the terms hereof; and

          (b) Work in process commenced by Lilly against accepted purchase orders from Advancis or work in process or finished Product commenced or finished in reliance on [***] of the quantity of Product forecasted for each Calendar Quarter through and including the Calendar Quarter which was the third Calendar Quarter in the Forecast delivered to Lilly on or before the first day of the previous Calendar Quarter will be completed by Lilly and delivered to Advancis, whereupon Advancis will pay Lilly therefore in accordance with the terms hereof. Except as provided in this Section 8.3, Advancis will have no obligation to purchase any quantity of Product forecasted for any other Calendar Quarter in any other Forecast.

          (c) Advancis will reimburse Lilly for Lilly’s actual cost of raw materials (including packaging components) dedicated for use in the manufacture of Product provided that Lilly purchased such raw materials in support of [***] of the quantities of Product forecasted for each Calendar Quarter through and including the Calendar Quarter which was the third Calendar Quarter in the Forecast delivered to Lilly on or

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before the first day of the previous Calendar Quarter and such raw materials cannot be returned by Lilly or used in other products manufactured by Lilly. At Advancis’ option and expense, Lilly will deliver to Advancis any raw materials paid for by Advancis under this provision, FOB point of shipment. Except as provided in this Section 8.3, Advancis will have no obligation to reimburse Lilly for its cost of raw materials purchased by Lilly in support of any other Forecast whether or not such raw materials may be returned or reused.

          Notwithstanding Section 2.3, but subject to Section 2.4, payment for all Product and other materials delivered to Advancis pursuant to this Section 8.3 will be deemed payable within sixty (60) days of the date of an invoice for such Product and materials provided the invoice is dated as of the date such raw materials are shipped.

8.4	Continuing Obligations. Termination of this Manufacturing Agreement for any reason will not relieve the Parties of any obligation accruing prior thereto or any antecedent breach of the provisions of this Manufacturing Agreement, and, except as otherwise provided in the Asset Purchase Agreement, will be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of the provisions of this Manufacturing Agreement. Without limiting the generality of the foregoing and in addition to the foregoing, no termination of this Manufacturing Agreement, whether by lapse of time or otherwise, will serve to terminate the rights and obligations of the Parties hereto under Articles 6, 7, 9, 11 and 12 hereof and Sections 2.3, 3.4, 8.4, 8.5, 10.2, and 10.3 hereof, and such obligations will survive any such termination.

8.5	Non-Exclusive Remedies. Except as otherwise provided in the Asset Purchase Agreement, the remedies set forth in this Section 8 or elsewhere in this Manufacturing Agreement will be in addition to, and will not be to the exclusion of, any other remedies available to the Parties at law, in equity or under this Manufacturing Agreement. Without limiting the generality of the foregoing, if Lilly at any time, pursuant to Section 12.15 or otherwise, is unable to fulfill the purchase orders of Advancis for Product in accordance with this Manufacturing Agreement, any necessary allocation of raw materials, facility systems or capacity used for the affected Product and any other product or purposes, will be made as between Advancis’ needs and the needs of any other Party to whom Lilly has firm contractual obligations on a basis no less favorable than pro rata on a volume basis.

ARTICLE 9
CONFIDENTIALITY

     Confidentiality of information will be provided under and pursuant to, and in accordance with the terms of, Article 8 of the Asset Purchase Agreement, which terms of such Article 8 are by this reference incorporated herein and made a part of this Manufacturing Agreement, and all of which for purposes of this Manufacturing Agreement will survive any termination or expiration of the Asset Purchase Agreement.

ARTICLE 10
ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

10.1	Supply Team. The Parties will form a team (the “Supply Team”) to oversee the activities contemplated by this Manufacturing Agreement. The Supply Team will be comprised of members appointed by Lilly and members appointed by Advancis. Advancis and Lilly will each appoint one of its members as that Party’s lead and that individual will be the contact person for the other Party. During the first ninety (90) days after the Effective Date, the Supply Team may meet as reasonably needed and determined by the Supply Team as reasonably appropriate to conduct business and assure a smooth transition.

10.2	Compliance with Law. Lilly will comply with all Applicable Laws relating to its manufacturing of the Product. Advancis will comply with all Applicable Laws relating to its distributing, marketing, promoting and selling of the Product. Advancis agrees and acknowledges that as owner of the NDA it will have sole responsibility for, among other things, adverse event reporting, product quality complaints, label maintenance, other regulatory reporting obligations, payment of any and all product establishment fees, and medical and technical inquiries. Lilly and Advancis each will keep all records and reports required to be kept by Applicable Laws, and each will make its facilities available at reasonable times during regular business hours for inspection by representatives of governmental agencies. During the Contract Period and for two years thereafter, Lilly and Advancis each will notify the other within twenty-four (24) hours of receipt of any notice or any other indication whatsoever of any FDA or other governmental agency inspection, investigation or other inquiry, or other notice or communication of any type from a governmental agency, involving the manufacturing, selling, marketing, promoting, co-promoting and co-marketing of the Product in the Territory. Advancis and Lilly will cooperate with each other during any such inspection, investigation or other inquiry including allowing upon reasonable request a representative of the other to be present during the applicable portions of any such inspection, investigation or other inquiry and providing copies of all relevant documents. Advancis and Lilly will discuss any response to observations or notifications received in connection with any such inspection, investigation or other inquiry and each will give the other an opportunity to comment upon any proposed response before it is made. In the event of disagreement concerning the form or content of such response, however, Lilly will be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and Advancis will be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities. The requirements set forth in this Section 10.2 shall not affect any other requirements set forth in the documents and agreements contemplated in the Asset Purchase Agreement including the Transition Services Agreement and the Pharmacovigilance Agreement.

10.3	Recall. Lilly and Advancis will each maintain such traceability records as may be necessary to permit a recall or field correction of the Product. If Lilly or Advancis is required or requested by any governmental authority, or if Advancis in its sole discretion otherwise elects, to recall any Product for any reason, Advancis will be responsible for initiating such recall after consultation with Lilly. If Lilly identifies or discovers a problem with Product which has or may have been shipped to third parties, then Lilly will notify Advancis within twenty-four (24) hours in writing and by telephone to David J. Kudla, Jr., Advancis’ Vice President of Quality Assurance. Lilly will cooperate fully with Advancis in connection with any recall. If Product distributed prior to the Effective

Date is recalled, then Lilly will bear all costs associated with such recall. If any recall of Product distributed on or after the Effective Date is due to Lilly Error, Lilly will reimburse Advancis for (i) the Purchase Price(s) paid by Advancis for such recalled Product, and (ii) all of Advancis’ other reasonable costs and expenses actually incurred by Advancis in connection with the recall including, but not limited to, costs of retrieving Product already delivered to customers and costs and expenses Advancis is required to pay for notification, shipping and handling charges; provided, however, that for each such recall (a) Advancis will in good faith consult with Lilly and, to the extent commercially reasonable, implement Lilly’s recommendations on whether or how best to conduct the recall including, without limitation, the recall notification and retrieval of Product and (b) prior to any reimbursement hereunder, Advancis will provide Lilly with detailed supporting documentation of all costs and expenses for which reimbursement is being sought, and (c) in no event will the direct costs and expenses described in (iii) above, include Advancis’ lost profits associated with such Product. If a recall of Product distributed after the Effective Date is due to anything other than Lilly Error, Advancis will bear all costs associated with the resale, Advancis will remain responsible for the Purchase Price(s) for such Product and will reimburse Lilly for all of the reasonable direct costs and expenses described above actually incurred by Lilly (if any) in connection with such recall including, but not limited to, administration of the recall and such other reasonable direct costs as may be reasonably related to the recall.

10.4	Expenses. Lilly and Advancis will each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Manufacturing Agreement and, except as set forth in this Manufacturing Agreement, the performance of the obligations contemplated hereby.

10.5	Reasonable Efforts. Lilly and Advancis each hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or proper to make effective the transactions contemplated by this Manufacturing Agreement, including such actions as may be reasonably necessary to obtain approvals and consents of Governmental or Regulatory Authorities and other

Persons (including, without limitation, all applicable drug listing and NDA notifications to the FDA identifying Advancis as a distributor of the Product); provided, however, that no Party will be required to (i) pay money (other than as expressly required pursuant to this Manufacturing Agreement or as implicitly required in order for a Party to carry out its obligations hereunder), or (ii) assume any other material obligation not otherwise required to be assumed by this Manufacturing Agreement.

In addition, Advancis hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper to begin manufacturing Product as of the expiration of this Manufacturing Agreement including such actions as may be reasonably necessary to obtain approvals and consents of governmental Persons and other Persons (including, without limitation, all applicable drug listing and NDA notifications to the FDA identifying Advancis as a manufacturer of the Product). ADVANCIS AGREES THAT UNDER NO CIRCUMSTANCES WILL LILLY HAVE ANY OBLIGATION TO MANUFACTURE PRODUCT BEYOND THE END OF THE CONTRACT PERIOD, REGARDLESS OF WHETHER ADVANCIS HAS OBTAINED AN ALTERNATE SOURCE OF SUPPLY.

10.6	Cooperation.

          (a) Cooperation with Third Persons. If either Party becomes engaged in or participates in any investigation, claim, litigation or other proceeding with any Third Person, including the FDA, relating in any way to the manufacturing, selling, marketing, promoting, co-marketing or co-promoting the Product in the Territory, the other Party will cooperate in all reasonable respects with such Party in connection therewith, including using its reasonable efforts to make available to the other such employees who may be helpful with respect to such investigation, claim, litigation or other proceeding, provided that, for purposes of this provision, reasonable efforts to make available any employee will be deemed to mean providing a Party with reasonable access to any such employee at no cost for a period of time not to exceed twenty-four (24) hours (e.g., three (3) eight (8) -hour business days) and provided that neither Party is required to disclose any legally privileged documents or information to the other Party. Thereafter, any such employee will be made available for such time and upon such terms and conditions (including compensation) as the Parties may mutually agree.

          (b) Cooperation with Third Person Manufacturer. If Lilly enters into an arrangement with a Third Person to manufacture Product for Advancis in accordance herewith, or if Lilly elects to transfer any portion of the manufacture of Product from one Lilly facility to another Lilly facility, then Advancis will cooperate in all reasonable respects with Lilly and such Third Person, if applicable, in obtaining any required FDA approvals. Lilly will reimburse Advancis for any reasonable costs incurred by Advancis in providing such assistance.

10.7	Conflicting Rights. Neither Party will grant any right to any Third Person which would violate the terms of or conflict with the rights granted by such Party to the other Party pursuant to this Manufacturing Agreement.

10.8	Deemed Breach of Covenant. Neither Lilly nor Advancis will be deemed to be in breach of this Manufacturing Agreement if such Party’s deemed breach is the result of any action or inaction on the part of the other Party.

ARTICLE 11
INDEMNIFICATION; INSURANCE

11.1	Indemnification and Insurance. Indemnification and insurance coverage will be provided under and pursuant to and in accordance with the terms of Article 11 of the Asset Purchase Agreement, which terms of such Article 11 are by this reference incorporated in and made a part of this Manufacturing Agreement, and all of which for purposes of this Manufacturing Agreement will survive any termination or expiration of the Asset Purchase Agreement.

11.2	Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR DAMAGES FOR LOST PROFITS, HOWEVER CAUSED OR UPON

ANY THEORY OF LIABILITY (INCLUDING A PARTY’S OR ITS AFFILIATES’ OWN NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (OR THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY’S OR A PARTY’S AFFILIATES’ EMPLOYEES, AGENTS OR CONTRACTORS)), ARISING OUT OF THIS MANUFACTURING AGREEMENT OR THE PERFORMANCE OF, OR THE FAILURE TO PERFORM, ANY OBLIGATIONS SET FORTH HEREIN.

ARTICLE 12
MISCELLANEOUS PROVISIONS

12.1	Successors and Assigns. This Manufacturing Agreement will be binding upon and will inure to the benefit of the Parties hereto and their respective successors and assigns; provided that except for (a) a sale, merger, consolidation or other business combination involving all or substantially all of such parties’ assets or capital stock in which the assuming Party is not the surviving Party or (b) an assignment by Advancis to an Affiliate, neither may assign this Manufacturing Agreement without the other Party’s prior written consent, which may not be unreasonably withheld, for assignments wherein the assigning Party does not remain liable for the assignee’s performance hereunder.

12.2	Subcontracting. Neither Party may subcontract any or all of its rights or obligations under this Manufacturing Agreement to any subcontractor or consultant without prior written consent of the other Party, which shall not unreasonably be withheld; provided, however, that either Party may subcontract any or all of its rights or obligations under this Manufacturing Agreement to any of its Affiliates without the consent of the other Party. Subject to the preceding sentence, the subcontracting Party will be fully responsible to the other Party for any portion of the services performed by the subcontractor or consultant to the same extent as if such portion of the services was performed directly by the subcontracting Party. Advancis acknowledges that Lilly will obtain necessary supplies of bulk active pharmaceutical ingredient necessary for

Lilly’s manufacture of Product from [***], and except as provided in Section 3.5, that Lilly will have no liability for any failure of [***] to deliver.

12.3	Notices. Unless otherwise stated in this Manufacturing Agreement as to the method of delivery, all notices or other communications required or permitted to be given hereunder will be in writing and will be deemed to have been duly given if delivered by hand, courier, facsimile or if mailed first class, postage prepaid, by registered or certified mail, return receipt requested (such notices will be deemed to have been given on the date delivered in the case of hand delivery or delivery by courier, on the date set forth in the confirmation sheet in the case of facsimile delivery, and on the fifth business day following the date of post mark in the case of delivery by mail) as follows:

If to Lilly, as follows:

Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Facsimile: (317) 433-3000 Attn: Vice President, Manufacturing

With a copy to:

Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Facsimile: (317) 433-3000 Attn: General Counsel

If to Advancis, as follows:

Advancis Pharmaceutical Corporation 20425 Seneca Meadows Parkway Germantown, Maryland 20876 Facsimile: (301) 944-6700 Attn: Kevin S. Sly, Chief Business Officer

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With a copy to:

Piper Rudnick LLP 6225 Smith Avenue Baltimore, MD 21209-3600 Facsimile: (410) 580-3001 Attn: Howard S. Schwartz, Esq.

or in any case to such other address or addresses as hereafter will be furnished in a written notice as provided in this Section 12.3 by any Party hereto to the other Party.

12.4	Waiver. Any term or provision of this Manufacturing Agreement may be waived at any time by the Party entitled to the benefit thereof only by a written instrument executed by such Party. No delay on the part of Lilly or Advancis in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Lilly or Advancis of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

12.5	Entire Agreement. This Manufacturing Agreement, the Asset Purchase Agreement, each of their appendices, exhibits, schedules and certificates, and all documents and certificates delivered in connection herewith and therewith constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements or understandings of the Parties relating thereto.

12.6	Amendment. This Manufacturing Agreement may be modified or amended only by written agreement of the Parties hereto signed by authorized representatives of the Parties.

12.7	Counterparts. This Manufacturing Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute a single instrument.

12.8	Governing Law. This Manufacturing Agreement will be governed and construed in accordance with the laws of the State of Indiana excluding any choice of law rules that may direct the application of the law of another state.

12.9	Captions. All section titles or captions contained in this Manufacturing Agreement and in any exhibit, schedule or certificate referred to herein or annexed to this Manufacturing Agreement are for convenience only, will not be deemed a part of this Manufacturing Agreement and will not affect the meaning or interpretation of this Manufacturing Agreement.

12.10	No Third Person Rights. No provision of this Manufacturing Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Manufacturing Agreement (except for the rights of a Party’s Affiliates and its and its Affiliates’ directors, officers and employees to receive indemnification from the other Party hereunder).

12.11	Construction. This Manufacturing Agreement will be deemed to have been drafted by both Lilly and Advancis and will not be construed against either Party as the draftsperson hereof. Unless the context of this Manufacturing Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Manufacturing Agreement; (d) the terms “Article” or “Section” refer to the specified Article or Section of this Manufacturing Agreement; and (e) the term “including” or “includes” means “including without limitation” or “includes without limitation.” Whenever this Manufacturing Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

12.12	Appendices, Exhibits, Schedules and Certificates. Each appendix, exhibit, schedule and certificate attached hereto is incorporated herein by reference and made a part of this Manufacturing Agreement.

12.13	No Joint Venture. Nothing contained herein will be deemed to create any joint venture or partnership between the Parties hereto, and, except as is expressly set forth herein, neither Party will have any right by virtue of this Manufacturing Agreement to bind the other Party in any manner whatsoever.

12.14	Severability. If any provision of this Manufacturing Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective while this Manufacturing Agreement remains in effect, the legality, validity and enforceability of the remaining provisions will not be affected thereby.

12.15	Force Majeure. If either Party is prevented from complying, either totally or in part, with any of the terms or provisions set forth herein by reason of force majeure, including, by way of example and not of limitation, fire, flood, explosion, storm, strike, lockout or other labor dispute, riot, war, rebellion, accidents, acts of God, acts of governmental agencies or instrumentalities, failure of suppliers or any other similar or dissimilar cause, in each case to the extent beyond its control despite its commercially reasonable efforts to avoid, minimize, and resolve such cause as promptly as possible, said Party will (a) provide written notice of same to the other Party, and (b) subject to its following obligations with respect to said Party’s efforts to remove the disability and Section 2.5, its obligations that are prevented from compliance by such force majeure are suspended, without liability, during such period of force majeure. Said notice will be provided within five (5) business days of the occurrence of such event and will identify the requirements of this Manufacturing Agreement or such of its obligations as may be affected. The Party prevented from performing hereunder will use commercially reasonably efforts to remove such disability as promptly as possible and will continue performance whenever such causes are removed. The Party so affected will give to the other Party a good faith estimate of the continuing effect of the force majeure condition and the duration of the affected Party’s nonperformance. If the period of any previous actual nonperformance of Lilly because of Lilly force majeure conditions plus the anticipated future period of Lilly nonperformance because of such conditions will exceed an aggregate of [***], Advancis may terminate this Manufacturing Agreement by prior written notice to Lilly. If the period of any previous actual nonperformance of Advancis because of Advancis force majeure conditions plus the anticipated future period of Advancis nonperformance because of such conditions will exceed an aggregate of [***], Lilly may terminate this Manufacturing Agreement by prior written notice to Advancis. When such circumstances as those contemplated herein arise, the Parties will discuss in good faith, what, if any, modification of the terms set forth herein may be required in order to arrive at an equitable solution.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     IN WITNESS WHEREOF, the Parties hereto have executed this Manufacturing Agreement as of the date first above written.

ELI LILLY AND COMPANY

By:	/s/ John C. Lechleiter

Printed Name: John C. Lechleiter

Title:	Executive Vice President Pharmaceutical Operations

ADVANCIS PHARMACEUTICAL CORPORATION

By:	/s/ Edward M. Rudnic, Ph.D.

Printed Name: Edward M. Rudnic, Ph.D.

Title:	Chairman & CEO

Schedule 1.17

Product List

500 mg Keflex Oral Capsules – 100 count bottle

500 mg Keflex Oral Capsules – 20 count bottle

250 mg Keflex Oral Capsules – 100 count bottle

250 mg Keflex Oral Capsules – 20 count bottle

Schedule 1.20

Specifications
Specifications for KEFLEX Capsules
Pulvules PU0402 and PU 0403

The product conforms with the standards of the USP.Test

Test	Method	Specification
Identification	HPLC (USP) (Method Code B00741)	[***]

Potency	HPLC (USP) (Method Code B00741)	[***]

Uniformity of Dosage Units	HPLC (USP) (Method Code B00741)	[***]

Water	Titrimetric Method USP	[***]

Dissolution	USP Method	[***]

Physical Appearance	Visual Examination	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 2.2A

Price list for Products

500 mg Keflex Oral Capsules – 100 count bottle: $[***]/bottle

500 mg Keflex Oral Capsules – 20 count bottle: $[***]/bottle

250 mg Keflex Oral Capsules – 100 count bottle: $[***]/bottle

250 mg Keflex Oral Capsules – 20 count bottle: $[***]/bottle

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 2.2B

Manufacturing Sites

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 4.1

Maximum Purchase Quantities

500 mg Keflex Oral Capsules – 100 count bottle: [***] bottles

500 mg Keflex Oral Capsules – 20 count bottle: [***] bottles

250 mg Keflex Oral Capsules – 100 count bottle: [***] bottles

250 mg Keflex Oral Capsules – 20 count bottle: [***] bottles

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 4.3A

Minimum Order Quantities

500 mg Keflex Oral Capsules – 100 count bottle: [***] bottles

500 mg Keflex Oral Capsules – 20 count bottle: [***] bottles

250 mg Keflex Oral Capsules – 100 count bottle: [***] bottles

250 mg Keflex Oral Capsules – 20 count bottle: [***] bottles

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.